CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-7 of Nautilus Minerals Inc. (“the Company”) of our report dated March 30, 2015, relating to the consolidated financial statements of the Company as at December 31, 2014 and December 31, 2013 and for the years then ended.

We also consent to the reference to us under the heading “Auditors, Transfer Agent and Registrar” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia
February 23, 2016